EXHIBIT 10.134
AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment No. 2”) is entered into effective as of the 1st day of January, 2006, by and between TIMCO AVIATION SERVICES, INC., a Delaware corporation (“Company”), and KEVIN CARTER (“Employee”)
Preliminary Statements
     A.     The parties have previously entered into that certain Employment Agreement dated June 8, 2004, as previously amended on February 15, 2005 (collectively, the “Agreement”). Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Agreement.
     B.     The parties wish to further amend the Agreement to reflect the terms set forth below.
Agreement
     NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.     Section 2(a) of the Agreement is hereby amended by deleting all of its text and replacing it with the following text:
     (a) Base Salary. In consideration for the Employee’s services hereunder and the restrictive covenants contained herein, effective as of January 1, 2006, the Employee’s base salary shall be $200,000 per annum (the “Salary”), payable in accordance with TIMCO’s customary payroll practices. Notwithstanding the foregoing, Employee’s annual Salary may be increased at any time and from time to time to levels greater than the level set forth in the preceding sentence at the sole discretion of the Compensation Committee of the Board of Directors of TIMCO (“Committee”) to reflect merit or other increases.
2.     Except as amended hereby, the Agreement, as previously amended, remains in full force and effect.
[Signatures on next page]

     IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date set forth above.

TIMCO AVIATION SERVICES, INC., a Delaware corporation
By:	/s/ Roy T. Rimmer Jr.
Roy T. Rimmer, Jr.
Chairman and Chief Executive Officer

EMPLOYEE:
/s/ Kevin Carter
Kevin Carter